Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of August 13, 2020, between Lionheart Acquisition Corporation II, a Delaware corporation (the “Company”), and Nomura Securities International, Inc. (the “Purchaser”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (the “IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (each a “Class A Share” and, collectively, the “Class A Shares”, and the Class A Shares included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per whole share (each a “Warrant” and, collectively, the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, on January 10, 2020, Lionheart Equities, LLC (the “Sponsor”) purchased 5,000,000 shares of Class B common stock, par value $0.0001 per share (each a “Class B Share” and, collectively, the “Class B Shares”), from the Company, for an aggregate purchase price of $25,000;

WHEREAS, on February 6, 2020, the Company declared a dividend of 0.15 share for each outstanding share, resulting in 5,750,000 shares being issued and outstanding;

WHEREAS, on July 24, 2020, the Purchaser purchased 82,500 Class B Shares from the Sponsor for an aggregate purchase price of $412.50;

WHEREAS, the Class B Shares are convertible into Class A Shares on the terms and conditions set forth in the Company’s Amended and Restated Certificate of Incorporation;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, subject to the terms and conditions set forth in this Agreement, at any one time or from time to time, commencing on the date of the mailing of the proxy statement (the “Proxy Statement”) in connection with the Company’s initial Business Combination (the “Mailing Date”) and through the Purchase Deadline (as defined below), other than as expressly provided in Section 1(a)(ii) of this Agreement, the Purchaser shall purchase (the “Forward Commitment”) a number of Public Shares for aggregate cash consideration of up to $100,000,000, or such lesser amount as is specified by the Company in the Funding Request (the “Forward Commitment Amount”); and

WHEREAS, as consideration for the Purchaser’s Forward Commitment, the Purchaser shall be entitled to the payment of the cash fees by or on behalf of the Company as set forth in Section 1(a)(iii) hereof.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.            Sale and Purchase.

(a)          Purchase of Shares.

(i)           Commencing on the Mailing Date and through the close of business on the Business Day (as defined below) immediately preceding the Business Combination Closing (as defined below) date (the close of business on such immediately preceding Business Day, the “Purchase Deadline”), the Purchaser shall (provided it is lawful to do so and to the extent requested by the Company in writing (the “Funding Request”) no later than four (4) Business Days prior to the Business Combination Closing date) use its reasonable best efforts to purchase Public Shares, at any one time or from time to time and in such amount or amounts, for an aggregate purchase price up to (but not exceeding) the Forward Commitment Amount (the “Market Commitment Amount”). All such purchases under this Section 1(a)(i) shall be made by the Purchaser via one or more open market purchases or in one or more privately negotiated transactions with one or more third parties, including through forward contracts (together, the “Market Purchases”), provided that: (a) any such privately negotiated transactions settle substantially concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”) and are conditioned upon the occurrence of the Business Combination Closing, (b) the Purchaser shall not be required to purchase any Public Shares at a per share price in excess of the estimated per share redemption price set forth in the Proxy Statement and (c) no such purchases shall occur until at least 90 days following the IPO Closing. On the date immediately following the Purchase Deadline, and at such other times as may be requested by the Company, the Purchaser shall (x) notify the Company in writing of the number of Public Shares so purchased pursuant to this Section 1(a)(i) (the “Market Shares”) and the aggregate purchase price paid therefor by the Purchaser and (y) in the case of any Market Shares acquired in privately negotiated transactions with one or more third parties, provide the Company with all documentation reasonably requested by the Company and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that: (A) the Purchaser purchased, or has contracted to purchase, such Market Shares, and (B) the seller of such Market Shares has provided to the Purchaser a representation that (I) the seller voted such Market Shares in favor of the Business Combination and the other proposals of the Company set forth in the Proxy Statement and (II) the seller of such Market Shares did not exercise its redemption rights with respect to such Market Shares in connection with the special meeting to approve the Business Combination; provided that such information shall not be publicly disclosed by the Company without the Purchaser’s prior written consent. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

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(ii)          The Purchaser agrees and acknowledges that up to $85,000,000 of the Forward Commitment may be restructured into an investment in equity securities of the Company other than Public Shares (such other equity securities, the “Forward Purchase Securities” and, together with the Market Shares, the “Securities”), in which case (A) the terms of such Forward Purchase Securities and the terms of the purchase thereof shall be mutually agreed between the Company and the Purchaser and such Forward Purchase Securities shall be issued by the Company and purchased by the Purchaser in accordance with such terms, and (B) the Company shall use reasonable best efforts to structure the terms and offering of the Forward Purchase Securities to make eligible and otherwise facilitate the resale of the Forward Purchase Securities, including, without limitation, any resale pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”); provided that such restructuring shall not occur, such terms shall not be agreed upon, and any related purchase agreement shall not be entered into, until at least 90 days following the IPO Closing. The aggregate purchase price for the Forward Purchase Securities is hereinafter referred to as the “FPS Purchase Price.” Notwithstanding anything to the contrary contained herein, the aggregate purchase price of Forward Purchase Securities (excluding, for the avoidance of doubt, any Market Shares purchased pursuant to Section 1(a)(i) hereof) to be purchased by the Purchaser shall equal the amount by which (x) the aggregate amount of funds necessary to consummate the proposed Business Combination exceeds (y) the sum of (I) the aggregate gross proceeds to the Company from any debt financing obtained by the Company and any Forward Purchase Securities purchased by third parties (other than the Purchaser or its permitted assignees) in private placements or privately negotiated transactions to occur substantially concurrently with the Business Combination Closing and (II) the amount available to the Company from the Trust Account (as defined in Section 4(a)(i) hereof) (after giving effect to redemptions or repurchases, as applicable, of all of the Public Shares required to be redeemed or repurchased in connection with the Business Combination); provided that in no event shall the FPS Purchase Price exceed $85 million and in no event shall the total amount of Securities purchased hereunder exceed the Forward Commitment Amount.

(iii)         The Company shall pay or cause to be paid to the Purchaser a cash commitment fee in an amount equal to two percent (2%) of the Forward Commitment Amount (the “Commitment Fee”) in connection with its agreement to purchase the Securities; provided, that no Commitment Fee shall be due if (i) the Company notifies the Purchaser in writing that it does not require the Purchaser to provide the Forward Commitment or (ii) the Purchaser exercises its Right of Excusal (as defined below).  The Commitment Fee shall be paid in cash, by wire transfer of immediately available funds to an account designated by the Purchaser, at the Business Combination Closing (less any offset for previously paid Commitment Carrying Costs in accordance with the last sentence of this Section 1(a)(iii)).  The Company shall also pay or cause to be paid to the Purchaser an amount equal to the accrued internal charges and carrying costs incurred by the Purchaser in connection with its Forward Commitment obligations hereunder (collectively, the “Commitment Carrying Costs”).  The Commitment Carrying Costs shall be paid in cash, by wire transfer of immediately available funds to an account designated by the Purchaser, on a monthly basis during the period from and including the date of the Company’s execution of a definitive agreement for a Business Combination through the earlier of (i) the Business Combination Closing and (ii) the date the Company notifies the Purchaser in writing that it does not require the Purchaser to provide the Forward Commitment, promptly (but in no event later than three (3) Business Days) following the Company’s receipt of an invoice therefor from the Purchaser.  Up to $1.0 million of aggregate Commitment Carrying Costs, to the extent timely paid to the Purchaser in accordance with this Section 1(a)(iii), may be credited against (and otherwise reduce) the Commitment Fee payable at the Business Combination Closing.

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(iv)         In the event the Company and the Purchaser mutually agree to sell and purchase Forward Purchase Securities as described in Section 1(a)(ii) hereof, the Company shall deliver written notice to the Purchaser, prior to 9:30 a.m., New York time, on the third (3rd) Business Day before the day on which the Purchaser is required to fund the FPS Purchase Price to the Escrow Account (as defined below) (or an alternative account agreed to by the Company and the Purchaser) as provided in the immediately succeeding sentence, specifying the number of Forward Purchase Securities the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account (the “Escrow Account”) of a third-party escrow agent, which shall be the Company’s transfer agent (the “Escrow Agent”), to be established pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least one (1) Business Day before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not result in the termination of this Agreement or otherwise relieve either party of any of its obligations hereunder.

(v)           The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”); provided that the Closing Date shall not occur earlier than 90 days following the IPO Closing. At the FPS Closing, the Company will issue to the Purchaser the number of Forward Purchase Securities agreed to be purchased, each registered in the name of the Purchaser, against (and concurrently with) release of the FPS Purchase Price by the Escrow Agent to the Company.

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(vi)         The Company shall keep the Purchaser informed as to the progress of identifying and evaluating potential Business Combination targets (each a “Target”). The Company shall use reasonable best efforts to provide the Purchaser with such information and access as may reasonably be requested by the Purchaser in connection with its rights hereunder, including (i) participation, upon reasonable advance notice, by senior management in a reasonable number of meetings, presentations and due diligence sessions at times and in locations reasonably acceptable to the Company, and (ii) furnishing the Purchaser, to the extent reasonably available to the Company, with documents or other information related to Target. Notwithstanding anything to the contrary herein, the Purchaser shall be excused from its obligation to purchase the Securities in whole or in part in connection with a specific Business Combination (the “Right of Excusal”) for any reason, including, without limitation, if it has determined that such purchase would constitute a conflict of interest, if it does not deliver an Acceptance Notice (as defined below) by the Acceptance Deadline (as defined below) as described below:

(A)            The Company shall provide written notice to the Purchaser upon reaching an agreement in principle to enter into a Business Combination with a specific Target. Such written notice shall include sufficient information about such Target that the Purchaser has the ability to thoroughly evaluate the proposed Business Combination.

(B)            At least seven (7) Business Days prior to any vote of the Board of Directors of the Company (the “Board”) to approve the execution of a definitive agreement for a Business Combination with a Target (a “Definitive Agreement”), written notice (the “Transaction Notice”) of the Company’s intention to hold such a Board vote shall be delivered by the Company to the Purchaser (the date the Transaction Notice is delivered to the Purchaser being referred to herein as the “Notice Date”). The Transaction Notice shall set forth the material terms and such other information as may be reasonably necessary for the Purchaser to evaluate the terms of such Business Combination.

(C)            The Purchaser shall have until the end of the fifth (5th) Business Day after the Notice Date (such date, the “Acceptance Deadline”) to deliver written notice (an “Acceptance Notice”) to the Company that it will purchase the Securities in whole or in part. The Company shall not call for a Board vote on the proposed Business Combination until after the Acceptance Deadline.

(D)            For the avoidance of doubt, if the Purchaser does not deliver an Acceptance Notice by the Acceptance Deadline, the Purchaser shall no longer have any right or obligation to purchase any Securities.

(E)            The Purchaser acknowledges and understands that in order to participate in the Company’s interactions with any Target, and in order to receive information possessed by the Company related to any Target, the Purchaser will be required to enter into or be joined to confidentiality and nondisclosure agreements on customary and reasonable terms with such Target restricting the use and disclosure of such information, and that, under certain circumstances, the Purchaser may come into possession of material, nonpublic information regarding a publicly traded company.

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(vii)         Notwithstanding the foregoing, if the Purchaser does not exercise its Right of Excusal and (x) defaults in its obligation hereunder to fund the FPS Purchase Price for any amount of Forward Purchase Securities on the Closing Date or (y) fails to purchase in full the amount of Market Shares specified in the Funding Request, (i) the Company shall not be under any obligation to pay the pro rata portion of the Commitment Fee related to such amount of Forward Purchase Securities or the amount of Market Shares equal to the difference, if any, between the Market Commitment Amount and the total amount of Market Shares that the Purchaser purchased in Market Purchases (the “Shortfall”), as applicable; (ii) the Company shall be entitled, following written request to the Purchaser therefor, to receive a refund of the pro rata portion of any Commitment Carrying Costs previously paid by the Company related to such amount of Forward Purchase Securities or Shortfall, as applicable; and (iii) to the extent the Company postpones the special meeting of stockholders to approve the Business Combination as a result of such default by the Purchaser to fund the FPS Purchase Price for any amount of Forward Purchase Securities on the Closing Date, the Company shall be entitled, following written request to the Purchaser therefor, to be reimbursed by Purchaser for any documented out-of-pocket costs reasonably incurred by the Company in connection with postponing the special meeting (provided such postponement does not exceed six (6) months from the previously scheduled special meeting date). The parties hereto acknowledge and agree that the payments provided for in the immediately preceding sentence represent liquidated damages and the payment thereof by Purchaser shall constitute the Company’s sole remedy for any default by the Purchaser to fund the FPS Purchase Price for any amount of Forward Purchase Securities on the Closing Date or failure by the Purchaser to purchase in full the amount of Market Shares.

(b)         Delivery of Forward Purchase Securities.

(i)            The Company shall register the Purchaser as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii)           Each register and book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)          Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will, at its sole expense, promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue or transfer such Forward Purchase Securities without any such legend.

(d)          Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Securities pursuant to a Registration Rights Agreement to be entered into with the Company on the date hereof (the “Registration Rights Agreement”).

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2.            Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)         Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)         Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)         Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)         Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)         Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

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(f)         Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)         Restricted Securities. The Purchaser understands that the offering and sale of the Forward Purchase Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any equity securities into which they may be converted, for resale, except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company confidentially submitted the Registration Statement for the IPO to the SEC for review. The Purchaser understands that the offering of the Forward Purchase Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the offering of the Forward Purchase Securities.

(h)         No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)          High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that it will be contractually obligated to vote its Securities in favor of the Company’s Business Combination.

(j)          Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)         No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l)          Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) hereof.

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(m)         Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offer, sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.            Representations and Warranties of the Company. The Company represents and warrants to the Purchaser on the date hereof, as of any date on which the Purchaser purchases Market Shares and as of the FPS Closing, as follows:

(a)         Organization and Corporate Power. The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)         Capitalization

. The authorized share capital of the Company consists, as of the date hereof, of:

(i)            100,000,000 Class A Shares, none of which are issued and outstanding;

(ii)           10,000,000 Class B Shares, 5,750,000 of which are issued and outstanding and held by the Sponsor and the Purchaser. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)          1,000,000 preferred shares, none of which are issued and outstanding.

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(c)         Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the FPS Closing, and the securities issuable upon conversion of the Forward Purchase Securities (if any), has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon conversion of the Forward Purchase Securities (if any) has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)         Valid Issuance of Forward Purchase Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the related purchase agreement for the sale and purchase of the Forward Purchase Securities and registered in the register of the Company, and the securities issuable upon conversion of the Forward Purchase Securities (if any), when issued in accordance with the terms of the Forward Purchase Securities, this Agreement and such purchase agreement, and registered in the register of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)         Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to applicable state securities laws and pursuant to the Registration Rights Agreement.

(f)         Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation (the “Charter”), bylaws or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)         Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Forward Purchase Securities.

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(h)         Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)          Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)          No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offer, sale and purchase of the Securities, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

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4.            Additional Agreements and Acknowledgements of the Purchaser.

(a)         Trust Account.

(i)            The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) in which the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (such proceeds, including interest or other earnings accrued from time to time thereon, collectively, the “Trust Funds”) shall be deposited for the benefit of the Company’s public stockholders and the underwriters of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any Trust Funds, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)           The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any Trust Funds, and hereby irrevocably waives any Claim to, or to any Trust Funds that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Funds, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(iii)          Nothing contained in this Section 4(a) shall be construed or intended to limit or otherwise waive any rights of the Purchaser to receive any underwriting fees payable with respect to the IPO.

(b)         Redemption and Liquidation. The Purchaser hereby waives, with respect to any Public Shares held by it, any redemption rights it may have in connection with (i) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination and (ii) any stockholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Public Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares held by it in the event the Company does not complete a Business Combination and liquidates.

(c)         Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a proposed Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

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5.            Additional Agreements of the Company.

(a)         No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b)         Nasdaq Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Public Shares on Nasdaq (or another national securities exchange).

(c)         No Amendments to Charter. The Amended and Restated Certificate of Incorporation of the Company will be in substantially the same form of Exhibit A hereto and will not be amended in any material respect prior to the IPO Closing without the Purchaser’s prior written consent.

6.            FPS Closing Conditions.

(a)          The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii)           The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation, as of a date within ten (10) Business Days of the Closing Date;

(iii)          The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing;

(v)           No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities; and

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(vi)          The Business Combination shall not be with a company or companies that is or are: (a) engaged in the adult entertainment, marijuana, personal firearms manufacturing or casino operation business sectors, or global investment banks that directly compete with the Purchaser; (b) engaged in a business that upon the completion of the Business Combination would cause the Purchaser to be required to change its corporate structure; or (c) doing business with embargoed or sanctioned countries, or is on a terrorist watch list of any kind.

(b)         The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii)           The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)          The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv)          No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

7.            Termination. This Agreement (and any obligations hereunder, including the obligation to purchase the Securities) may be terminated at any time (including prior to the FPS Closing, if applicable):

(a)         by mutual written consent of the Company and the Purchaser;

(b)         automatically:

(i)            if the IPO is not consummated on or prior to December 31, 2020;

(ii)           if the gross proceeds from the IPO do not equal or exceed $100,000,000;

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(iii)          if the Business Combination is not consummated within 18 months from the closing of the IPO, unless extended in accordance with the Charter; or

(iv)          if the Company becomes bankrupt or insolvent; or

(c)         by the Purchaser upon written notice to the Company, if Ophir Sternberg dies or is convicted of a crime involving fraud or dishonesty.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price, if previously paid, and all of the Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.            General Provisions.

(a)         Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Lionheart Acquisition Corporation II, 4218 NE 2nd Avenue, Miami, Florida 33137, Attn: Ophir Sternberg, email: o@lheartcapital.com, with a copy to the Company’s counsel at: Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attn: Giovanni Caruso, email: gcaruso@loeb.com, fax: (212) 407-4990.

All communications to the Purchaser shall be sent to: Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: Head of Equity Capital Markets, Americas (facsimile: 646-587-8740), with a copy to the Head of IBD Legal (facsimile: 646-587-9548).

(b)         No Finder’s Fees. Other than the Commitment Fee and the Commitment Carrying Costs payable to the Purchaser hereunder and any underwriting fees due to the Purchaser in connection with the IPO, each of which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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(c)         Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d)         Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)         Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)         Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding anything to the contrary herein, the Purchaser may assign its rights and delegate its duties and obligations under this Agreement in whole or in part to one or more of its affiliates without the Company’s written consent. Any assignment of this Agreement by the Purchaser shall be void ab initio if such assignment requires the Company’s written consent and such consent is not granted. For the avoidance of doubt, any assignment of this Agreement or any of the rights, interests, or obligations hereunder shall not affect the Company’s obligation to pay (or cause to be paid) the Commitment Fee, the Commitment Carrying Costs and any underwriting fees due to the Purchaser in connection with the IPO.

(g)         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)         Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

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(i)          Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)          Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in the county of New York and to the jurisdiction of the United States District Court for the Southern District of New York in New York county for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York located in the county of New York or the United States District Court for the Southern District of New York in New York county, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)         Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)          Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)         Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)         Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all fees of The Depository Trust Company associated with the issuance and resale of the Forward Purchase Securities and the securities issuable upon conversion of the Forward Purchase Securities (if any).

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(o)            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)            Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)            Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)             Specific Performance. Subject to Section 1(a)(vii) hereof, the Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Bryan P. Finkel
Name: Bryan P. Finkel
Title: Managing Director

[Signature Page to Forward Purchase Agreement]

COMPANY:

LIONHEART ACQUISITION CORPORATION II

By:	/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: President and Chief Executive Officer

[Signature Page to Forward Purchase Agreement]

Exhibit A

Form of Amended and Restated Certificate of Incorporation of the Company

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LIONHEART ACQUISITION CORPORATION II

August 13, 2020

Lionheart Acquisition Corporation II, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Lionheart Acquisition Corporation II”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2019, with the name of “Lionheart Acquisition Corp.” and was amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on February 5, 2020 and July 24, 2020 (such original certificate of incorporation, as so amended, the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4. The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Lionheart Acquisition Corporation II (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 3411 Silverside Road, Tatnall Building, #104, in the City of Wilmington, County of New Castle, State of Delaware, 19810, and the name of the Corporation’s registered agent at such address is Corporate Creations Network Inc.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the ”Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Upon this Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each outstanding share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding or held in treasury prior to the Effective Time, will be automatically reclassified and become one share of Class B Common Stock.

Section 4.2 Preferred Stock. Subject to Article IX of this Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically upon the closing of the Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or Equity-linked Securities (as defined below), are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

●	the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any Equity-linked Securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding any shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any Equity-Linked Securities or otherwise) to any seller in the initial Business Combination, any private placement units (or underlying securities) issued to Lionheart Equities, LLC (the “Sponsor”) and Nomura Securities International, Inc. (“Nomura”) contemporaneously with the closing of the Offering and any private placement-equivalent units issued to the Sponsor or its affiliates upon conversion of loans to the Corporation and any securities issued pursuant to that certain forward purchase agreement, dated August 13, 2020, by and between the Corporation and Nomura) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination; and

●	the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination.

As used herein, the term “Equity-linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A Common Stock issued in a financing transaction in connection with the Corporation’s initial Business Combination, including but not limited to a private placement of equity or debt.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

(c) Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation).

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B Common Stock with respect to which action may be taken by written consent.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless such director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 27, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 18 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2 Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) of at least $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination upon consummation of the initial Business Combination and after payment of underwriters’ fees and commissions (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two Business Days (as defined below) prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (b) the total number of then outstanding Offering Shares. “Business Day” means each day that is a Saturday, Sunday or other day on which banking institutions in The City of New York, New York, are authorized or required by law to close.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the prior consent of the Corporation.

(d) In the event that the Corporation has not consummated an initial Business Combination within 18 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination, on any pre-Business Combination activity or on any amendment to this Article IX.

Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to  Section 9.2(d) to modify the substance or timing of the ability of Public Stockholders to seek redemption in connection with an initial Business Combination or the Corporation’s obligation to redeem (i) 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 18 months from the date of the closing of the Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

ARTICLE X

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Amended and Restated Certificate may be amended only as provided therein.

ARTICLE XII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3 Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

IN WITNESS WHEREOF, Lionheart Acquisition Corporation II has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

LIONHEART ACQUISITION CORPORATION II

By:
Name: Ophir Sternberg
Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]